Exhibit (a)(4)

                                AIRBORNE, INC.

                               Offer to Purchase
                        Any and all of the Outstanding
                    5.75% Convertible Senior Notes Due 2007
                               of Airborne, Inc.
                    (CUSIP Numbers 009269AA9 and 009269AB7)
                                      And
                           Solicitation of Consents

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Subject to the terms and conditions set forth in the Offer to Purchase,
Consent Solicitation Statement and Change in Control Notice, the Tender Offer (as defined below) and withdrawal rights will expire at 11:59 p.m., New York City time, on November 19, 2003, unless extended (such time and date, as the same may be extended, the "Expiration Date"). The valid tender of Notes to the Tender Offer will constitute the giving of Consent with respect to such Notes. The valid withdrawal of tendered Notes from the Tender Offer will constitute the revocation of Consent with respect to such Notes and the valid revocation of Consent will constitute the withdrawal of the related Notes from the Tender Offer. Holders may not deliver Consents without tendering the related Notes to the Tender Offer or revoke Consents delivered in the Tender Offer without withdrawing the related Notes from the Tender Offer. Airborne is not offering any separate or additional payment for Consents in the Tender Offer from the payment for the Notes themselves. Notes tendered and Consents delivered in the Tender Offer may be withdrawn and revoked at any time prior to the Expiration Date.
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                                                              November 5, 2003

To Our Clients:

         Enclosed for your consideration is an Offer to Purchase, Consent Solicitation Statement and Change in Control Notice (as it may be amended or supplemented from time to time, the "Statement") and a related Consent and Letter of Transmittal (as it may be amended or supplemented from time to time, the "Consent and Letter of Transmittal") relating to Airborne, Inc.'s ("Airborne") offer (the "Tender Offer") to purchase any and all of its outstanding 5.75% Convertible Senior Notes due 2007 (the "Notes") for, at the election of the holder of the Notes (each, a "Holder"), either:

     o a cash payment of $1,080 per $1,000 principal amount of Notes (the "All Cash Consideration"); or

     o a cash payment of $988.65 plus 42.7599 shares of common stock, par value $0.01, of ABX Air, Inc. ("ABX Air") per $1,000 principal amount of Notes (the "Cash and Stock Consideration"), with cash paid in lieu of fractional shares;

in each case plus accrued and unpaid interest to, but excluding, the Acceptance Date (as defined below). In addition, as a part of the Tender Offer, Airborne is soliciting (the "Solicitation") consents (the "Consents") to the proposed amendments (the "Proposed Amendments") to the registration rights agreement relating to the Notes. All capitalized terms used herein but not otherwise defined shall be ascribed the same meanings to such terms as in the Statement.

         Airborne's obligation to accept for purchase and pay for Notes validly tendered and not withdrawn in the Tender Offer is subject to the conditions set forth in the Statement. The effectiveness of the Proposed Amendments is conditioned upon the receipt of Consents from Holders of at least a majority in aggregate principal amount of Registrable Securities (as defined in the Registration Rights Agreement) (the "Requisite Consents"). If the conditions to the Tender Offer set forth in the Statement are not satisfied or waived by Airborne, Airborne will not be obligated to accept for purchase or to pay for any Notes, tendering Holders will not receive the Tender Offer Consideration and any Notes previously tendered will be returned to the tendering Holders. If the Requisite Consents are not received, the Proposed Amendments will not become operative.

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         To the extent it is legally permitted to do so, Airborne reserves the right (i) to waive any and all conditions to the Tender Offer, except that the receipt of the Requisite Consents may not be waived for purposes of effecting the Proposed Amendments, (ii) to extend or terminate the Tender Offer or (iii) to otherwise amend the Tender Offer in any respect. All conditions to each of the Tender Offer are more fully described in the Statement under the caption "The Tender Offer -- Principal Terms of the Tender Offer."

         Upon the terms and subject to the conditions of the Tender Offer (including, if the Tender Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, promptly following the Expiration Date, Airborne will purchase, by accepting for purchase, and will promptly pay for all Notes validly tendered (and not validly withdrawn) pursuant to the Tender Offer, such payment to be made by the deposit of immediately available funds by Airborne with Deutsche Bank Trust Company Americas, the depositary for the Offers (the "Depositary"), and will instruct ABX Air to issue the shares of its common stock, if any, that are due to Holders that elect to receive the Cash and Stock Consideration. The date on which Notes are accepted for purchase under the Tender Offer is herein referred to as the "Acceptance Date."

         In the event that the Tender Offer is withdrawn or otherwise not completed, the Tender Offer Consideration will not be paid or become payable to Holders who have validly tendered their Notes in connection with the Tender Offer and the Proposed Amendments will not become effective. In any such event, any Notes previously tendered will be returned to the tendering Holder.

         This material relating to the Tender Offer is being forwarded to you as the beneficial owner of Notes carried by us for your account or benefit but not registered in your name. A tender of Notes may only be made by us as the registered Holder and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to tender Notes pursuant to the Tender Offer, and thereby deliver your Consent to the Proposed Amendments with respect to any or all of the Notes held by us for your account. If you do wish us to tender Notes to the Tender Offer, we request instructions as to whether you would like to receive the All Cash Consideration or the Cash and Stock Consideration. We urge you to read carefully the Statement, the Consent and Letter of Transmittal and the other materials provided herewith before instructing us to tender your Notes to the Tender Offer.

         Your attention is directed to the following:

         1.   The Tender Offer is for any and all Notes that are outstanding.

         2. Holders who desire to tender their Notes pursuant to the Tender Offer are required to Consent to the Proposed Amendments with respect to such Notes.

         3. If you desire to tender any Notes pursuant to the Tender Offer (and thereby give your Consent to the Proposed Amendments) and receive the Tender Offer Consideration, we must receive your instructions, including instructions as to whether you would like to receive the All Cash Consideration or the Cash and Stock Consideration in ample time to permit us to effect a tender of Notes on your behalf on or prior to 11:59 p.m., New York City time, on the Expiration Date.

          4. Airborne's obligation to pay the Tender Offer Consideration for tendered Notes is subject to the conditions set forth in the Statement. The effectiveness of the Proposed Amendments is conditioned upon the receipt of the Requisite Consents.

         5. Any transfer taxes incident to the transfer of Notes pursuant to the Tender Offer from the tendering Holder to Airborne will be paid by Airborne, except as provided in the Statement and the instructions to the Consent and Letter of Transmittal.

         6.   Airborne expressly reserves the right, in its sole discretion,
              (i) to delay acceptance for purchase of Notes tendered under the Tender Offer or the payment for Notes accepted for purchase pursuant to the Tender Offer, and to terminate the Tender Offer and not accept for payment any Notes not theretofore accepted for purchase, if any of the conditions to the Tender Offer specified in the Statement shall not have been satisfied or waived by Airborne or in order to comply in whole or in part with applicable law, in either case, by giving oral or written notice of such delay or termination to the Depositary and (ii) at any time, or from time to time, to amend the Tender Offer in any respect. The reservation by



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               Airborne of the right to delay acceptance for purchase of or payment for Notes is subject to the provisions of Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended, which requires that Airborne pay the consideration offered or return the Notes deposited by or on behalf of Holders thereof promptly after the termination or withdrawal of the Tender Offer.

         7. CONSUMMATION OF THE TENDER OFFER AND THE EFFECTIVENESS OF THE PROPOSED AMENDMENTS MAY HAVE ADVERSE CONSEQUENCES FOR HOLDERS WHO ELECT NOT TENDER THEIR NOTES IN THE TENDER OFFER. SEE "CERTAIN SIGNIFICANT CONSEQUENCES TO HOLDERS THAT DO NOT PARTICIPATE IN EITHER OF THE OFFERS" AND "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" IN THE STATEMENT FOR DISCUSSIONS OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE TENDER OFFER.

         If you wish to have us tender to the Tender Offer any or all of your Notes held by us for your account or benefit and give the required related Consents, please so instruct us by completing, executing and returning to us the instruction form that appears below.

         THE ACCOMPANYING CONSENT AND LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO TENDER NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT.




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


                             LETTER OF INSTRUCTION

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Tender Offer.

         This will instruct you to tender the principal amount of Notes indicated below held by you for the account or benefit of the undersigned, and thereby deliver the undersigned's Consent, with respect to the principal amount of the Notes indicated below, pursuant to the terms of and conditions set forth in the Offer to Purchase, Consent Solicitation Statement and Change of Control Notice, dated October 15, 2003, as amended November 5, 2003, and the related Consent and Letter of Transmittal.

                 ---------------------------------------------
                               Principal Amount
                         tendered in the Tender Offer*
                 ---------------------------------------------
                 _____________________________________________
                 _____________________________________________
                 _____________________________________________
                 _____________________________________________

                 ---------------------------------------------

* If no aggregate principal amount is provided with respect to the Notes and this Instruction Form is signed in the space provided below, we are authorized to tender with respect to the entire aggregate principal amount of such Notes in which we hold an interest through DTC for your account into the Tender Offer. Holders who desire to receive the Cash and Stock Consideration are required to convert the related Notes.

         This will further instruct you to select the following Tender Offer Consideration with respect to the principal amount of Notes held by you for the account or benefit of the undersigned that are set forth above.

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                        ELECTION OF TENDER OFFER CONSIDERATION
                      CONSIDERATION ELECTION (CHECK ONLY ONE BOX)
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          [ ] All Cash Consideration of $1,080 per $1,000 principal
              amount of Notes
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                                      OR
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          [ ] Cash and Stock Consideration* of (i) $988.65 plus
              (ii) 42.7599 shares of common stock, par value $0.01,
              of ABX Air, Inc. per $1,000 principal amount of Notes,
              with cash paid in lieu of fractional shares
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          * Please note that to validly elect to receive the Cash and Stock
          Consideration, a Holder is required to agree to convert its Notes and to complete and execute the form in Box 3, entitled "Conversion Notice." The Conversion Notice will not be effective until the related Notes are accepted for payment by Airborne.

          SPECIAL NOTICE: Any tender of Notes into the Tender Offer in which a Holder either (i) elects to receive the Cash and Stock Consideration but fails to properly complete and execute the Conversion Notice or
          (ii) elects to receive both the All Cash Consideration and the Cash and Stock Consideration will not constitute a valid tender of Notes, and such Holder will not be entitled to receive any Tender Offer Consideration.
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                          Signatures required below.


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                               PLEASE SIGN HERE

______________________________________________________________________________
                                 Signatures(s)

______________________________________________________________________________
                            Name(s) (Please Print)

______________________________________________________________________________
                                    Address

______________________________________________________________________________
                                   Zip code

______________________________________________________________________________
                          Area Code and Telephone No.

______________________________________________________________________________
                   Tax Identification or Social Security No.

______________________________________________________________________________
                          My Account Number With You

______________________________________________________________________________
                                     Date


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